Contact: Susan B. Railey
                  (301) 468-3120
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                         FOR MAY OF 47.5 CENTS PER UNIT

                Includes Mortgage Proceeds of 45.5 Cents Per Unit

                           ---------------------------


     ROCKVILLE, MD, May 19, 2004 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for May 2004 in the amount of 47.5 cents per unit. Holders of record on May 31, 2004 will receive this amount as part of the second quarter distribution which will be paid on August 2, 2004.

The May distribution of 47.5 cents per unit includes the following:

o       2 cents per unit regular cash flow; and
o 45.5 cents per unit mortgage proceeds due to the prepayment of the mortgage on Waterford Green Apartments

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.

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